Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 852 to Registration Statement No. 33-26305 on Form N-1A of BlackRock Emerging Markets Equity Strategies Fund of our report dated February 23, 2018, relating to the financial statements and financial highlights of BlackRock Alternative Capital Strategies Fund, BlackRock Emerging Markets Equity Strategies Fund and iShares Short-Term TIPS Bond Index Fund (formerly, BlackRock Short-Term Inflation-Protected Securities Index Fund) of BlackRock FundsSM (the “Funds”), appearing in the Annual Report on Form N-CSR of the Funds for the year ended December 31, 2017, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2018